SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – April 15, 2010

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 15, 2010, Robert S. Mills terminated the Amended and Restated Employment Agreement with Columbia Laboratories, Inc. (the “Company”), dated March 11, 2009 (the “Employment Agreement”), as amended by an Addendum to the Employment Agreement on December 11, 2009 (the “Addendum”), for Good Reason (as defined in the Employment Agreement and Addendum) pursuant to Section 6(d) of the Employment Agreement by resigning from his position as President and Chief Operating Officer of the Company effective May 14, 2010. The Employment Agreement was filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Addendum was filed as an Exhibit to the Company’s Current Report on Form 8-K dated December 11, 2009.

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2010, Robert S. Mills resigned from his position as President and Chief Operating Officer of the Company. The resignation is effective May 14, 2010.

On April 15, 2010, Robert S. Mills resigned from his position as a Director of the Company. The resignation is effective May 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 19, 2010

COLUMBIA LABORATORIES, INC.
By: /S/ Michael McGrane
Michael McGrane
Senior Vice President
and General Counsel